IMAX CORPORATION

Exhibit 99.1

IMAX CORPORATION

2525 Speakman Drive

Mississauga, Ontario, Canada L5K 1B1

Tel: (905) 403-6500 Fax: (905) 403-6450

www.imax.com

IMAX CORPORATION REPORTS SECOND-QUARTER 2016 FINANCIAL RESULTS

HIGHLIGHTS

-	Robust Q2 2016 signings of 95 IMAX® theatre systems, up 217% year-over-year

-	IMAX increases 2016 installation guidance to 155 theatres, up from original 2016 guidance of 115 to 120 theatres, underscoring strong worldwide demand for IMAX theatres

-	Record backlog of 442 systems represents 40% growth to existing network of 1,102 theatres

NEW YORK – July 20, 2016 – IMAX Corporation (NYSE:IMAX) today reported second-quarter 2016 revenues of $91.7 million and GAAP net income after non-controlling interest of $7.8 million, or $0.11 per share. Adjusted net income after non-controlling interest was $12.1 million, or $0.18 per diluted share. EBITDA as calculated in accordance with the Company’s credit facility was $29.0 million. For reconciliations of adjusted net income to reported net income, adjusted earnings per share to reported earnings per share, and for the definition and reconciliation of EBITDA as calculated in accordance with the Company’s credit facility, please see the tables at the end of this press release.

“Demand for IMAX theatres has never been stronger and bodes well for our business as more signings lead to more installs, which then lead to more box office, and, ultimately, to greater revenue. Including the 95 theatres signed in the second quarter, we have signed nearly as many deals in the first half of 2016 as we did in all of 2015. This robust signings momentum has resulted in a record backlog, which includes a 40-theatre full revenue-share agreement with Guangzhou JinYi Media Corporation, a 25-theatre deal with AMC Theatres and additional multi-theatre agreements with several other key exhibition partners, and improves visibility into installations and ultimately revenue over the next several years. As a result, we are once again raising our installation guidance –this time to 155 theatres, up from our prior guidance range of 135 to 140 theatres and compared to our original 2016 install guidance range of 115 to 120 that was set late last year,” said IMAX CEO Richard L. Gelfond.

Network Update:

During the quarter, the Company installed 40 theatres, of which 38 were for new theatre locations and two were upgrades. The Company also signed contracts for 95 theatres in the second quarter of 2016. The total IMAX theatre network consisted of 1,102 systems as of June 30, 2016, of which 990 were in commercial multiplexes. There were 442 theatres in backlog as of June 30, 2016, up 14% from the 388 in backlog as of March 31, 2016. For a breakdown of theatre system signings, installations, network and backlog by type, please see the end of this press release.

Box Office Update:

Gross box office from IMAX DMR® titles was $260.8 million in the second quarter of 2016, compared with $343.0 million in the prior-year period, which was the highest-grossing box office quarter in Company history and included Furious 7, Jurassic World, and Avengers: Age of Ultron last year. The average global DMR box office per-screen average in the second quarter of 2016 was $268,200.

“While IMAX faced a challenging comparison to last year’s second-quarter box office – which was the highest-grossing box office quarter in Company history – considering the strong outperformance in box office we saw in the first quarter, we believe our portfolio of titles released across the full year will result in an annual box office that is relatively consistent with our historical PSA. Looking ahead, we expect our heightened network growth in 2016, which is heavily weighted towards our joint revenue-sharing model, will position us well to capitalize on a promising array of upcoming tentpole franchises and sequels this year and next, including Suicide Squad, Marvel’s Dr. Strange, Fantastic Beasts and Where to Find Them, Rogue One: A Star Wars Story, Kong: Skull Island, Guardians of the Galaxy Vol. 2, Spider-Man Homecoming, and, of course, Star Wars: Episode VIII.”

Second-Quarter Segment Results

•

Revenue from sales and sales-type leases was $18.7 million in the second quarter of 2016, compared with $18.7 million in the second quarter of 2015. The Company installed 13 full theatre systems under sales and sales-type lease arrangements in the most recent quarter, compared with the 15 full sales-type theatres the Company installed in the second quarter of 2015.

•

Revenue from joint revenue-sharing arrangements was $23.9 million in the quarter, compared with $31.6 million in the prior-year period. During the quarter, the Company installed 25 new theatres under joint revenue-sharing arrangements, compared with 20 in the second quarter of 2015. The Company had 559 theatres operating under joint revenue-sharing arrangements as of June 30, 2016, as compared to 477 joint revenue-sharing theatres one year prior.

•

Production and DMR revenues were $27.4 million in the second quarter of 2016, compared with $36.6 million in the second quarter of 2015. As mentioned above, gross box office from DMR titles was $260.8 million in the second quarter of 2016, compared with $343.0 million in the prior-year period, which was the highest grossing box office quarter in Company history and included Furious 7, Jurassic World, and Avengers: Age of Ultron last year. The global DMR per screen average in the second quarter of 2016 was $268,200, compared with $414,600 in same period last year.

•	Gross margin of 54.8%, compared with 64.4% last year, primarily resulting from lower box office, higher DMR cost and a larger mix of hybrid sales in the quarter.

•	Operating expenses (which include SG&A and R&D, and excludes stock-based compensation) were $27.7 million in the quarter, compared with $26.3 million in the second quarter of 2015.

Share Buybacks

The Company repurchased 1,344,094 shares in the second quarter of 2016, which does not include 68,430 shares purchased in connection with the Company’s long-term incentive plan. The Company purchased the shares at an average price of $30.55, for a total value of $41.1 million.

Conference Call

The Company will host a conference call today at 4:30 PM ET to discuss its second-quarter 2016 financial results. To access the call via telephone, interested parties in the US and Canada should dial (800) 505-9568 approximately 5 to 10 minutes before the call begins. Other international callers should dial (416) 204-9271. The conference ID for the call is 1146762. A replay of the call will be available via webcast on the ‘Investor Relations’ section of www.imax.com or via telephone by dialing (888) 203-1112 (US and Canada), or (647) 436-0148 (international). The Conference ID for the telephone replay is 1146762.

About IMAX Corporation

IMAX, an innovator in entertainment technology, combines proprietary software, architecture and equipment to create experiences that take you beyond the edge of your seat to a world you’ve never imagined. Top filmmakers and studios are utilizing IMAX theatres to connect with audiences in extraordinary ways, and, as such, IMAX’s network is among the most important and successful theatrical distribution platforms for major event films around the globe.

IMAX is headquartered in New York, Toronto and Los Angeles, with offices in London, Tokyo, Shanghai and Beijing. As of Jun. 30, 2016, there were 1,102 IMAX theatres (990 commercial multiplexes, 16 commercial destinations and 96 institutions) in 69 countries. On Oct. 8, 2015, shares of IMAX China, a subsidiary of IMAX Corp., began trading on the Hong Kong Stock Exchange under the stock code “HK.1970.”

IMAX®, IMAX® 3D, IMAX DMR®, Experience It In IMAX®, An IMAX 3D Experience®, The IMAX Experience®, IMAX Is Believing® and IMAX nXos® are trademarks of IMAX Corporation. More information about the Company can be found at www.imax.com. You may also connect with IMAX on Facebook (www.facebook.com/imax), Twitter (www.twitter.com/imax) and YouTube (www.youtube.com/imaxmovies).

###

This press release contains forward looking statements that are based on IMAX management’s assumptions and existing information and involve certain risks and uncertainties which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. Important factors that could affect these statements include, but are not limited to, references to future capital expenditures (including the amount and nature thereof), business and technology strategies and measures to implement strategies, competitive strengths, goals, expansion and growth of business, operations and technology, plans and references to the future success of IMAX Corporation together with its consolidated subsidiaries (the “Company”) and expectations regarding the Company’s future operating, financial and technological results. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with the expectations and predictions of the Company is subject to a number of risks and uncertainties, including, but not limited to, the signing of theater system agreements; conditions, changes and developments in the commercial exhibition industry; the performance of IMAX DMR films; the potential impact of increased competition in the markets within which the Company operates; competitive actions by other companies; the failure to respond to change and advancements in digital technology; risks associated with investments and operations in foreign jurisdictions and any future international expansion, including those related to economic, political and regulatory policies of local governments and laws and policies of the United States and Canada; risks related to the Company’s growth and operations in China; the Company’s largest customer accounting for a significant portion of the Company’s revenue and backlog; risks related to new business initiatives; conditions in the in-home and out-of-home entertainment industries; the opportunities (or lack thereof) that may be presented to and pursued by the Company; risks related to cyber-security; risks related to the Company’s inability to protect its intellectual property; risks related to the Company’s implementation of a new enterprise resource planning system; general economic, market or business conditions; the failure to convert theater system backlog into revenue; changes in laws or regulations; and other factors, many of which are beyond the control of the Company. These factors, other risks and uncertainties and financial details are discussed in IMAX’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

For additional information please contact:

Investors:

IMAX Corporation, New York

Jessica Kourakos

212-821-0100

jkourakos@imax.com

Michael Mougias

212-821-0187

mmougias@imax.com

Business Media:

Sloane & Company, New York

Whit Clay

212-446-1864

wclay@sloanepr.com

Media:

IMAX Corporation, New York

Ann Sommerlath

212-821-0155

asommerlath@imax.com

Entertainment Media:

Principal Communications Group, Los Angeles

Melissa Zuckerman/Paul Pflug

323-658-1555

melissa@pcommgroup.com

paul@pcommgroup.com

Additional Information

Signings and Installations
June 30, 2016

	Three Months Ended June 30,
Theater Si gnings:	2016		2015
Full new sales and sales-type lease arrangements	19		19	(1)
New joint revenue sharing arrangements	75		9

Total new theaters	94		28
Upgrades of IMAX theater systems	1		2

Total Theater Signings	95		30

	Three Months Ended June 30,
Theater Installations:	2016		2015
Full new sales and sales-type lease arrangements	13	(2)	15	(2)
New joint revenue sharing arrangements	25		20

Total new theaters	38		35
Upgrades of IMAX theater systems	2	(3)	-

Total Theater Installations	40		35

	As of June 30,
Theater Backlog:	2016		2015
New sales and sales-type lease arrangements	178		181
New joint revenue sharing arrangements	264		210

Total new theaters	442	(4)(5)	391	(4)(6)

	As of June 30,
Theater Network:	2016		2015
Commercial Multiplex Theaters:
Sales and sales-type lease arrangements	431		375
Joint revenue sharing arrangements	559		477

Total Commercial Multiplex Theaters	990		852

Commercial Destination Theaters	16		20
Institutional Theaters	96		104

Total IMAX Theater Network	1,102		976

(1)	Includes one signing which replaced a theatre system under an existing arrangement in backlog.
(2)	Includes one used theater system (2015 – one theater system).
(3)	Includes one installation of an upgrade to a laser-based digital system and one upgrade to a xenon-based digital system under sales and sales-type lease arrangements.
(4)	Includes 19 laser-based digital theater system configurations (2015 – 73), including upgrades. The Company continues to develop and roll out its laser-based digital projection system.
(5)	Includes seven upgrades to a digital theater system, in existing IMAX theater locations (one xenon configuration and six laser configurations).
(6)	Includes 24 upgrades to a digital theater system, in existing IMAX theater locations (two xenon configurations and 22 laser configurations, of which five are under joint revenue sharing arrangements).

Additional Information (continued)

In addition to the 21 IMAX DMR films released to the IMAX theater network during the first six months ended June 30, 2016, 21 additional IMAX DMR films have been announced so far to be released in the remaining six months of 2016:

•	Ice Age: Collision Course: An IMAX 3D Experience (20th Century Fox, July 2016);
•	The BFG: An IMAX 3D Experience (Walt Disney Studios, July 2016);
•	Jason Bourne: The IMAX Experience (Universal Studios, July 2016);
•	Godzilla: Resurgence: The IMAX Experience (Toho-Towa Company, Ltd., July 2016, Japan only);
•	Cold War 2: An IMAX 3D Experience (Edko Films, July 2016, China only);
•	Ghostbusters: An IMAX 3D Experience (Sony Pictures, July 2016);
•	For A Few Bullets: The IMAX Experience (Wanda Media Co., July 2016, China only);
•	Star Trek Beyond: An IMAX 3D Experience (Paramount Pictures, July 2016);
•	Skiptrace: An IMAX 3D Experience (Talent Int., August 2016, China only);
•	Time Raiders: An IMAX 3D Experience (Le Vision Pictures, August 2016, China only);
•	Suicide Squad: An IMAX 3D Experience (Warner Bros. Pictures, August 2016);
•	Ben-Hur: An IMAX 3D Experience (Paramount Pictures, August 2016);
•	Sully: The IMAX Experience (Warner Bros. Pictures, September 2016);
•	The Magnificent Seven: The IMAX Experience (Sony Pictures, September 2016);
•	Deepwater Horizon: The IMAX Experience (Lionsgate Entertainment, September 2016);
•	Inferno: The IMAX Experience (Sony Pictures, October 2016);
•	Jack Reacher: Never Go Back: The IMAX Experience (Paramount Pictures, October 2016);
•	The Duelist: The IMAX Experience (Non-Stop Production LLC, October 2016, Russia only);
•	Doctor Strange: An IMAX 3D Experience (Walt Disney Studios, November 2016);
•	Fantastic Beasts and Where to Find Them: An IMAX 3D Experience (Warner Bros. Pictures, November 2016); and
•	Rogue One: A Star Wars Story: An IMAX 3D Experience (Walt Disney Studios, December 2016).

In addition, the Company will be releasing an IMAX documentary film, Voyage of Time, on October 7, 2016.

To date, the Company has announced the following 13 titles to be released in 2017 to the IMAX theater network:

•	Attraction: An IMAX 3D Experience (Art Pictures Studio, January 2017, Russia only);
•	God Particle: The IMAX Experience (Paramount Pictures, February 2017);
•	Untitled Wolverine Film: The IMAX Experience (20th Century Fox, March 2017);
•	Kong: Skull Island: An IMAX 3D Experience (Warner Bros. Pictures, March 2017);
•	Ghost in the Shell: An IMAX 3D Experience (Paramount Pictures, March 2017);
•	Guardians of the Galaxy Vol. 2: An IMAX 3D Experience (Walt Disney Studios, May 2017);
•	Pirates of the Caribbean: Dead Men Tell No Tales: An IMAX 3D Experience (Walt Disney Studios, May 2017);
•	Transformers: The Last Knight: An IMAX 3D Experience (Paramount Pictures, June 2017);
•	Spider-Man: Homecoming: An IMAX 3D Experience (Sony Pictures, July 2017);
•	Dunkirk: The IMAX Experience (Warner Bros. Pictures, July 2017);
•	Thor: Ragnarök: An IMAX 3D Experience (Walt Disney Studios, November 2017);
•	Justice League: An IMAX 3D Experience (Warner Bros. Pictures, November 2017); and
•	Star Wars: Episode VIII: An IMAX 3D Experience (Walt Disney Studios, December 2017);

The Company remains in active negotiations with all of the major Hollywood studios for additional films to fill out its short and long-term film slate, and anticipates that a similar number of IMAX DMR films will be released to the IMAX network in 2016 to the 44 films that were released to the IMAX network in 2015.

IMAX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. dollars, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues
Equipment and product sales	$26,489	$25,305	$50,229	$39,741
Services	41,385	50,958	85,658	82,674
Rentals	20,752	28,527	42,531	42,341
Finance income	2,367	2,229	4,703	4,474
Other	750	141	750	141

	91,743	107,160	183,871	169,371

Costs and expenses applicable to revenues
Equipment and product sales	15,594	13,521	33,385	21,061
Services	20,528	19,495	38,124	34,302
Rentals	5,298	5,109	9,863	8,992
Other	46	–	46	–

	41,466	38,125	81,418	64,355

Gross margin	50,277	69,035	102,453	105,016
Selling, general and administrative expenses	30,436	29,023	62,020	57,375

(including share-based compensation expense of $6.2 million and $14.7 million for the three and six months ended June 30, 2016, respectively (2015 – expense of $5.1 million and $10.7 million, respectively))

Research and development	3,435	2,347	7,143	6,889
Amortization of intangibles	515	443	1,006	873
Receivable provisions, net of recoveries	230	343	356	348
Impairment of investments	194	350	194	350

Income from operations	15,467	36,529	31,734	39,181
Interest income	380	259	847	505
Interest expense	(458)	(403)	(856)	(707)

Income from operations before income taxes	15,389	36,385	31,725	38,979
Provision for income taxes	(3,366)	(9,256)	(7,084)	(9,931)
Loss from equity-accounted investments, net of tax	(1,340)	(749)	(1,781)	(1,183)

Net income	10,683	26,380	22,860	27,865
Less: net income attributable to non-controlling interests	(2,892)	(2,030)	(5,542)	(3,124)

Net income attributable to common shareholders	$7,791	$24,350	$17,318	$24,741

Net income per share attributable to common shareholders – basic & diluted:
Net income per share – basic	$0.11	$0.34	$0.25	$0.35

Net income per share – diluted	$0.11	$0.34	$0.25	$0.34

Weighted average number of shares outstanding (000’s):
Basic	67,768	69,843	68,540	69,526
Fully Diluted	68,455	71,688	69,222	71,349

Additional Disclosure:
Depreciation and amortization(1)	$11,626	$11,091	$22,064	$20,724

(1)

Includes $0.2 million and $0.3 million of amortization of deferred financing costs charged to interest expense for the three and six months ended June 30, 2016, respectively (2015 – $0.2 million and $0.4 million, respectively).

IMAX CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars)

(Unaudited)

	As at June 30 2016	As at December 31 2015
Assets
Cash and cash equivalents	$228,081	$317,449
Accounts receivable, net of allowance for doubtful accounts of $1,319 (December 31, 2015 – $1,146)	94,687	97,981
Financing receivables	118,884	117,231
Inventories	44,776	38,753
Prepaid expenses	8,754	6,498
Film assets	16,859	14,571
Property, plant and equipment	234,480	218,267
Other assets	26,017	26,136
Deferred income taxes	25,893	26,666
Other intangible assets	29,279	28,950
Goodwill	39,027	39,027

Total assets	$866,737	$931,529

Liabilities
Bank indebtedness	$28,296	$29,276
Accounts payable	21,451	23,455
Accrued and other liabilities	83,539	95,748
Deferred revenue	106,967	104,993

Total liabilities	240,253	253,472

Commitments and contingencies

Non-controlling interests	3,221	3,307

Shareholders’ equity
Capital stock common shares – no par value. Authorized – unlimited number. 67,112,751 – issued and 67,112,358 – outstanding (December 31, 2015 – 69,673,244 – issued and outstanding)	435,711	448,310
Less: Treasury stock held in trust, 393 shares at cost	(13)	–
Other equity	172,645	168,425
Accumulated (deficit) earnings	(34,923)	15,499
Accumulated other comprehensive loss	(4,471)	(7,443)

Total shareholders’ equity attributable to common shareholders	568,949	624,791
Non-controlling interests	54,314	49,959

Total shareholders’ equity	623,263	674,750

Total liabilities and shareholders’ equity	$866,737	$931,529

IMAX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

(Unaudited)

	Six Months Ended June 30,
	2016	2015
Cash provided by (used in):
Operating Activities
Net income	$22,860	$27,865
Adjustments to reconcile net income to cash from operations:
Depreciation and amortization	22,064	20,724
Write-downs, net of recoveries	1,249	1,457
Change in deferred income taxes	(29)	2,232
Stock and other non-cash compensation	15,014	10,861
Unrealized foreign currency exchange (gain) loss	(583)	851
Loss from equity-accounted investments	1,980	1,923
Gain on non-cash contribution to equity-accounted investees	(199)	(740)
Investment in film assets	(10,890)	(7,404)
Changes in other non-cash operating assets and liabilities	(15,399)	(39,271)

Net cash (used in) provided by operating activities	36,067	18,498

Investing Activities
Purchase of property, plant and equipment	(8,472)	(34,920)
Investment in joint revenue sharing equipment	(20,700)	(11,613)
Acquisition of other intangible assets	(1,691)	(2,972)

Net cash used in investing activities	(30,863)	(49,505)

Financing Activities
Increase in bank indebtedness	–	17,568
Repayment of bank indebtedness	(1,000)	–
Repurchase of common shares	(85,714)	–
Settlement of restricted share units and options	(8,369)	(4,988)
Common shares issued – stock options exercised	3,582	22,850
Taxes paid on secondary sale and repatriation dividend	(2,991)	–
Taxes withheld and paid on employee stock awards vested	(73)	–
Treasury stock purchased for future settlement of restricted share units	(13)	(1,214)
Credit facility amendment fees paid	–	(1,161)
Issuance of subsidiary shares to non-controlling interests – private offering	–	40,000
Share issuance costs from the issuance of subsidiary shares to non-controlling interests – private offering	–	(2,000)

Net cash (used in) provided by financing activities	(94,578)	71,055

Effects of exchange rate changes on cash	6	(168)

(Decrease) increase in cash and cash equivalents during period	(89,368)	39,880

Cash and cash equivalents, beginning of period	317,449	106,503

Cash and cash equivalents, end of period	$228,081	$146,383

IMAX CORPORATION

SELECTED FINANCIAL DATA

In accordance with United States Generally Accepted Accounting Principles

(in thousands of U.S. dollars)

The Company has seven reportable segments identified by category of product sold or service provided: IMAX systems; theater system maintenance; joint revenue sharing arrangements; film production and IMAX DMR; film distribution; film post-production; and other. The IMAX systems segment includes the design, manufacture, sale or lease of IMAX theater projection system equipment. The theater system maintenance segment includes the maintenance of IMAX theater projection system equipment in the IMAX theater network. The joint revenue sharing arrangements segment includes the provision of IMAX theater projection system equipment to an exhibitor in exchange for a share of the box-office and concession revenues. The film production and IMAX DMR segment includes the production of films and the performance of film re-mastering services. The film distribution segment includes the distribution of films for which the Company has distribution rights. The film post-production segment provides film post-production and film print services. The other segment includes certain IMAX theaters that the Company owns and operates, camera rentals and other miscellaneous items.

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue
IMAX Theater Systems
IMAX Systems
Sales and sales-type leases	$18,720	$18,674	$36,718	$27,289
Ongoing rent, fees, and finance income	4,241	3,691	8,103	7,190
Other	5,009	4,674	9,490	8,099

	27,970	27,039	54,311	42,578

Theater System Maintenance	9,912	9,158	19,738	18,008

Joint Revenue Sharing Arrangements	23,856	31,594	47,242	47,462

Film
Production and IMAX DMR	27,413	36,603	57,218	54,279
Film distribution and post-production	2,592	2,766	5,362	7,044

	30,005	39,369	62,580	61,323

Total	$91,743	$107,160	$183,871	$169,371

Gross margins
IMAX Theater Systems
IMAX systems(1)
Sales and sales-type leases	$9,540	$10,038	$13,859	$14,945
Ongoing rent, fees, and finance income	4,135	3,499	7,650	6,777
Other	162	(114)	(320)	(154)

	13,837	13,423	21,189	21,568

Theater System Maintenance	3,370	3,089	6,809	6,370

Joint Revenue Sharing Arrangements(1)	15,744	24,069	33,736	34,686

Film
Production and IMAX DMR(1)	17,127	28,488	39,950	41,713
Film distribution and post-production(1)	199	(34)	769	679

	17,326	28,454	40,719	42,392

Total	$50,277	$69,035	$102,453	$105,016

(1)

IMAX systems include marketing and commission costs of $0.6 million and $1.1 million for the three and six months ended June 30, 2016, respectively (2015 – $0.6 million and $0.9 million, respectively). Joint revenue sharing arrangements segment margins include advertising, marketing and commission costs of $1.4 million and $1.5 million for the three and six months ended June 30, 2016, respectively (2015 – $1.3 million and $1.4 million, respectively). Production and DMR segment margins include marketing costs of $5.2 million and $7.5 million for the three and six months ended June 30, 2016, respectively (2015 – $3.6 million and $4.9 million, respectively). Distribution segment margins include marketing expense of $0.8 million and $1.5 million for the three and six months ended June 30, 2016, respectively (2015—cost of less than $0.1 million and cost recovery of $0.1 million, respectively).

IMAX CORPORATION

OTHER INFORMATION

(in thousands of U.S. dollars)

Non-GAAP Financial Measures:

In this release, the Company presents adjusted net income, adjusted net income per diluted share, adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share as supplemental measures of performance of the Company, which are not recognized under U.S. GAAP. The Company presents adjusted net income and adjusted net income per diluted share because it believes that they are important supplemental measures of its comparable controllable operating performance and it wants to ensure that its investors fully understand the impact of its stock-based compensation (net of any related tax impact) on net income. In addition, the Company presents adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share because it believes that they are important supplemental measures of its comparable financial results and could potentially distort the analysis of trends in business performance and it wants to ensure that its investors fully understand the impact of net income attributable to non-controlling interests and its stock-based compensation (net of any related tax impact) in determining net income attributable to common shareholders. Management uses these measures to review operating performance on a comparable basis from period to period. However, these non-GAAP measures may not be comparable to similarly titled amounts reported by other companies. Adjusted net income, adjusted net income per diluted share, adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share should be considered in addition to, and not as a substitute for, net income and net income attributable to common shareholders and other measures of financial performance reported in accordance with U.S. GAAP.

The Credit Facility provides that the Company will be required at all times to satisfy a Minimum Liquidity Test (as defined in the Credit Agreement) of at least $50.0 million. The Company will also be required to maintain minimum adjusted EBITDA (as defined in the credit agreement) of $100.0 million. The Company must also maintain a Maximum Total Leverage Ratio (as defined in the credit agreement) of 2.25:1.0, which requirement decreases to (i) 2.0:1.0 on December 31, 2016; and (ii) 1.75:1.0 on December 31, 2017. The Company was in compliance with all of these requirements at June 30, 2016. The ratio of total debt to adjusted EBITDA was 0.21:1 as at June 30, 2016, where Total Debt (as defined in the credit agreement) is the sum of all obligations evidenced by notes, bonds, debentures or similar instruments and was $28.7 million. Adjusted EBITDA is calculated as follows:

	For the 3 months ended June 30, 2016	For the 12 months ended June 30, 2016 (1)	For the 3 months ended June 30, 2015
(In thousands of U.S. Dollars)
Net income	$10,683	$59,619	$26,380
Add (subtract):
Loss from equity accounted investments	1,340	3,000	749
Provision for income taxes	3,366	17,205	9,256
Interest expense, net of interest income	78	500	144
Depreciation and amortization, including film asset amortization	11,496	43,252	10,861
Write-downs, net of recoveries including asset impairments and receivable provisions	601	3,517	1,329
Stock and other non-cash compensation	6,347	26,532	5,195

EBITDA before non-controlling interests	33,911	153,625	53,914
EBITDA attributable to non-controlling interests(2)	(4,876)	(18,667)	(3,538)

EBITDA attributable to common shareholders	$29,035	$134,958	$50,376

(1)	Ratio of funded debt calculated using twelve months ended EBITDA.
(2)	The EBITDA calculation specified for purpose of the minimum EBITDA covenant excludes the reduction in EBITDA from the Company’s non-controlling interests.

IMAX CORPORATION

OTHER INFORMATION

(in thousands of U.S. dollars)

Adjusted Net Income and Adjusted Diluted Per Share Calculations – Quarter Ended June 30, 2016 vs. 2015:

The Company reported net income of $10.7 million or $0.16 per basic and diluted share for the second quarter of 2016 as compared to net income of $26.4 million or $0.37 per basic share and $0.36 per diluted share for the second quarter of 2015. Net income for the second quarter of 2016 includes a $6.2 million charge or $0.09 per diluted share (2015 — $5.1 million or $0.07 per diluted share) for stock-based compensation. Adjusted net income, which consists of net income excluding the impact of stock-based compensation and the related tax impact, was $15.1 million or $0.22 per diluted share for the second quarter of 2016 as compared to adjusted net income of $30.7 million or $0.42 per diluted share for the quarter ended June 30, 2015. Adjusted net income attributable to common shareholders, which consists of net income attributable to common shareholders excluding the impact of stock-based compensation and the related tax impact, was $12.1 million or $0.18 per diluted share for the second quarter of 2016 as compared to adjusted net income attributable to common shareholders of $28.7 million or $0.40 per diluted share for the second quarter of 2015. A reconciliation of net income and net income attributable to common shareholders, the most directly comparable U.S. GAAP measure, to adjusted net income, adjusted net income per diluted share, adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share is presented in the table below:

	Quarter Ended June 30,
	2016		2015
	Net Income	Diluted EPS	Net Income	Diluted EPS
Reported net income	$10,683	$0.16	$26,380	$0.36	(1)
Adjustments:
Stock-based compensation	6,205	0.09	5,103	0.07
Tax impact on items listed above	(1,744)	(0.03)	(740)	(0.01)

Adjusted net income	15,144	0.22	30,743	0.42	(1)
Net income attributable to non-controlling interests	(2,892)	(0.04)	(2,030)	(0.02)
Stock-based compensation (net of tax of less than $0.1 million) attributable to non-controlling interests	(168)	–	–	–

Adjusted net income attributable to common shareholders	$12,084	$0.18	$28,713	$0.40	(1)

Weighted average diluted shares outstanding		68,455		71,688

(1)	Includes impact of $0.3 million of accretion charges associated with redeemable Class C shares of IMAX China.

Adjusted Net Income and Adjusted Diluted Per Share Calculations – Period Ended June 30, 2016 vs. 2015

The Company reported net income of $22.9 million or $0.33 per basic and diluted share for the six months ended June 30, 2016, as compared to net income of $27.9 million or $0.39 per basic share and $0.38 per diluted share for the six months ended June 30, 2015. Net income for the six months ended June 30, 2016 includes a $14.7 million charge or $0.21 per diluted share (2015 — $10.7 million or $0.15 per diluted share) for stock-based compensation. Adjusted net income, which consists of net income excluding the impact of stock-based compensation and the related tax impact, was $33.4 million or $0.48 per diluted share for the six months ended June 30, 2016, as compared to adjusted net income of $36.8 million or $0.51 per diluted share for the six months ended June 30, 2015. Adjusted net income attributable to common shareholders, which consists of net income attributable to common shareholders excluding the impact of stock-based compensation and the related tax impact, was $27.6 million or $0.40 per diluted share for the six months ended June 30, 2016, as compared to adjusted net income attributable to common shareholders of $33.7 million or $0.47 per diluted share for the six months ended June 30, 2015. A reconciliation of net income and net income attributable to common shareholders, the most directly comparable U.S. GAAP measure, to adjusted net income, adjusted net income per diluted share, adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share is presented in the table below:

	Six Months Ended June 30,
	2016		2015
	Net Income	Diluted EPS	Net Income	Diluted EPS
Reported net income	$22,860	$0.33	$27,865	$0.38	(1)
Adjustments:
Stock-based compensation	14,743	0.21	10,678	0.15
Tax impact on items listed above	(4,184)	(0.06)	(1,702)	(0.02)

Adjusted net income	33,419	0.48	36,841	0.51	(1)
Net income attributable to non-controlling interests	(5,542)	(0.08)	(3,124)	(0.04)
Stock-based compensation (net of tax of $0.1 million) attributable to non-controlling interests	(293)	–	–	–

Adjusted net income attributable to common shareholders	$27,584	$0.40	$33,717	$0.47	(1)

Weighted average diluted shares outstanding		69,222		71,349

(1)	Includes impact of $0.5 million of accretion charges associated with redeemable Class C shares of IMAX China.

Free Cash Flow:

Free cash flow is defined as cash provided by operating activities minus cash used in investing activities (from the consolidated statements of cash flows). Cash provided by operating activities consist of net income, plus depreciation and amortization, plus the change in deferred income taxes, plus other non-cash items, plus changes in working capital, less investment in film assets, plus other changes in operating assets and liabilities. Cash used in investing activities includes capital expenditures, acquisitions and other cash used in investing activities. Management views free cash flow, a non-GAAP measure, as a measure of the Company’s after-tax cash flow available to reduce debt, add to cash balances, and fund other financing activities. Free cash flow does not represent residual cash flow available for discretionary expenditures. A reconciliation of cash provided by operating activities to free cash flow is presented in the table below:

	For the 3 months ended June 30, 2016	For the 6 months ended June 30, 2016
(In thousands of U.S. Dollars)
Net cash provided by operating activities	$31,103	$36,067
Net cash used in investing activities	(21,520)	(30,863)

Free cash flow	$9,583	$5,204